UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2022
Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky			001-33998	61-0156015
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville	,	Kentucky		40222
(Address of Principal Executive Offices)				(Zip Code)
(502) 636-4400
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 29, 2022, the Compensation Committee of the Board of Directors (the “Committee”) of Churchill Downs Incorporated (the “Company”) approved the Churchill Downs Incorporated 2022 Executive Annual Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Plan provides for cash incentive awards to executive officers selected by the Committee to participate in the Plan based on the achievement of performance goals for performance periods commencing on or after January 1, 2022. All executive officers of the Company are eligible to be designated for participation in the Plan. The Committee will administer the Plan and will designate the eligible employees who will participate in the Plan for a specified performance period and the applicable performance goals, bonus opportunities and payment terms with respect to each performance period.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Churchill Downs Incorporated 2022 Executive Annual Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
August 4, 2022	/s/ Bradley K. Blackwell
By: Bradley K. Blackwell
Title: Senior Vice President, General Counsel and Secretary